EXHIBIT NO. 99.1


                                  CERTIFICATE

          Pursuant to Section 3.14 of the Pooling and Servicing Agreement dated March 1, 1996 and as amended on March 25, 1996, July 24, 1996 and February 1, 1997 (the "Agreement") among Asset Securitization Corporation (the "Depositor"), Pacific Mutual Life Insurance Company (the "Servicer"), CRIIMI MAE Services Limited Partnership (the "Special Servicer"), LaSalle National Bank (the "Trustee") and ABN AMRO Bank, N.V., (the "Fiscal Agent"), regarding the Commercial Mortgage Pass-Through Certificates, Series 1996-D2, the undersigned officers of the Servicer do hereby state:

(i) A review of the activities of the Servicer during the period commencing March 1, 1996 through December 31, 1996 and of its performance under the terms of the Agreement has been made under our supervision.

(ii) To the best of our knowledge, and based upon such review, the Servicer has fulfilled all of its obligations under the Agreement.

(iii) Reference is made to Sections 3.05 and 3.06 of the Subservicing Agreement dated April 1, 1996 between Pacific Mutual Life Insurance Company and CRIIMI MAE Services Limited Partnership (the "Subservicer"). To the best of our knowledge, the Subservicer has fulfilled its obligations under the Subservicing Agreement in all material respects other than certain unresolved matters under discussion as of the date herein.

(iv) The Servicer has received no notices regarding qualification, or challenging the status of the Upper-Tier or Lower-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on March 14, 1997 in Newport Beach, California.


                         PACIFIC MUTUAL LIFE INSURANCE COMPANY



                                        By:  /s/  M.A. Curran
                                        Title:    Vice President


                                        By:  /s/  C.S. Dillion
                                        Title:    Assistant Secretary